EX-99.2	EXHIBIT 99.2

Pure Vanilla eXchange, Inc.
Pro Forma Financial Statements

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma condensed consolidated financial statement information set forth below is presented to reflect the pro forma effects of the merger of Nimble Group, Inc. as if it occurred on the dates indicated as discussed below. The unaudited pro forma condensed consolidated balance sheet and statements of operations should be read in conjunction with the notes thereto and with the historical financial statements of Pure Vanilla eXchange, Inc. for the year ended December 31, 2005 and the nine months ended September 30, 2006 and Nimble Group, Inc. for the years ended February 28, 2006 and 2005 which are included in this Form 8-K/A. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2006 reflects the merger of Pure Vanilla eXchange, Inc. and Nimble Group, Inc. as if it had occurred on December 31, 2006. The statements of operations for the years ended December 31, 2006 and 2005 reflects the transaction as if it had occurred on January 1, 2005. The pro forma financial statements are not necessarily indicative of the Company's financial position or results of operations that would have been achieved had the merger been effected on such dates. The pro forma adjustments reflect the transaction based on currently available information and certain estimates and assumptions as set forth in the notes to the unaudited pro forma information. However, actual amounts may differ from the pro forma amounts.

EX-99.2	EXHIBIT 99.2

PURE VANILLA EXCHANGE, INC. AND SUBSIDIARY
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2006
(UNAUDITED)

	Nimble Group	Pure Vanilla		Consolidated
	December 31, 2006	December 31, 2006	Eliminations (A)	December 31, 2006

ASSETS
Current Assets:
Cash	$38,665	$842,993		$881,658
Accounts receivable	200,029	19,206	(160,725)	58,510
Prepaid expenses and other current assets	8,542	433,831		442,373
Deferred costs, net	563,801	206,467		770,268
Total Current Assets	811,037	1,502,497	(160,725)	2,152,809
Property and equipment, net	107,193	17,062		124,255
Deferred costs and other assets	-	419,207		419,207
TOTAL ASSETS	$918,230	$1,938,766	$(160,725)	$2,696,271

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$431,923	$621,367	$(160,725)	$892,565
Short-term loans and accrued interest payable, net	3,712,231	3,474,668		7,186,899
Other current liabilities	309,336	326,007		635,343
Total Current Liabilities	4,453,490	4,422,042	(160,725)	8,714,807
Commitment
Stockholders' Deficit:
Common Stock	16,809	53,900		70,709
Additional paid-in-capital	19,108,509	5,872,272		24,980,781
Accumulated deficit	(22,660,578)	(8,409,448)		(31,070,026)
Total Stockholders' Deficit	(3,535,260)	(2,483,276)	-	(6,018,536)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$918,230	$1,938,766	$(160,725)	$2,696,271

See notes to unaudtied pro forma condensed consolidated financial statements

EX-99.2	EXHIBIT 99.2

PURE VANILLA EXCHANGE, INC. AND SUBSIDIARY
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005
(UNAUDITED)

	Nimble Group, Inc.				Pure Vanilla		Consolidated
					August 30,
					2005 (Date
	Historical			Pro-Forma	of Inception)
	February 28,	Pro-Forma		December	to December	Eliminations	December 31,
	2006	Adjustments	Notes	31, 2005	31, 2005	(A)	2005
Sales	$632,774	$(559,356)	1	$73,418	$-	$(62,933)	$10,485
Operating expenses:
Processing fees	-	(12,783)	2	(12,783)	-	-	(12,783)
Other operating expenses	(2,136,682)	182,983	1,2,3,4	(1,953,699)	(121,956)	62,933	(2,012,722)
Loss from operations before other expenses	(1,503,908)	(389,156)		(1,893,064)	(121,956)	-	(2,015,020)
Other expenses:
Interest expense	(329,119)	(984,721)	1,5	(1,313,840)	-		(1,313,840)
Total other expenses	(329,119)	(984,721)		(1,313,840)	-	-	(1,313,840)
Net Loss	$(1,833,027)	(1,373,877)		(3,206,904)	$(121,956)	$-	$(3,328,860)
Basic and diluted net loss per share							$(0.42)
Weighted average number of shares outstanding							7,865,846

 See notes to unaudtied pro forma condensed consolidated financial statements

EX-99.2	EXHIBIT 99.2

PURE VANILLA EXCHANGE, INC. AND SUBSIDIARY
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006
(UNAUDITED)

	Nimble Group	Pure Vanilla			Consolidated
	December 31, 2006	December 31, 2006	Eliminations (A)		December 31, 2006

Sales	$1,191,166	$10,897	$(1,124,495)		$77,568
Operating expenses:
Processing fees	(46,514)	(3,470)	-		(49,984)
Software licensing fees	-	(500,000)	500,000		-
Other operating expenses	(4,531,825)	(5,419,938)	624,495		(9,327,268)
Loss from operations before other expenses	(3,387,173)	(5,912,511)	-		(9,299,684)
Other expenses:
Organizational costs	-	(1,017,647)			(1,017,647)
Interest expense	(2,445,027)	(1,357,334)			(3,802,361)
Total other expenses	(2,445,027)	(2,374,981)	-		(4,820,008)
Net Loss	$(5,832,200)	$(8,287,492)		$	$ (14,119,692)
Basic and diluted net loss per share					$(0.25)
Weighted average number of shares outstanding					56,334,251

See notes to unaudtied pro forma condensed consolidated financial statements

EX-99.2	EXHIBIT 99.2

PURE VANILLA EXCHANGE, INC. AND SUBSIDIARY
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENT INFORMATION

On December 31, 2006, Pure Vanilla eXchange, Inc., a Nevada corporation (the “Company”), consummated its merger with Nimble Group, Inc. (“Nimble”) pursuant to the Agreement and Plan of Merger dated as of December 15, 2006 (the “Merger Agreement”), by and among the Company, PVNX Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Nimble. Under the Merger Agreement, the Merger Sub was merged (the “Merger”) with and into Nimble and Nimble survived the Merger as a wholly-owned subsidiary of the Company.

Our historical financial statements herein have been revised to reflect the merger with Nimble Group, Inc. as indicated above. In accordance with generally accepted accounting principles, assets transferred between entities under common control are accounted for at historical costs similar to a pooling of interests, and the financial statements of previously separate companies for periods prior to the merger are restated on a combined basis.

NIMBLE GROUP, INC. PRO FORMA ADJUSTMENTS

(1)
To reflect the change in fiscal year-end from the twelve months ended February 28, 2006 to the twelve months ended December 31, 2005. This adjustment includes $500,000 of license fee income to the Company during 2006.

(2)	To reflect the reclassification of certain operating expenses to processing fees.

(3)
To reflect the change from the capitalization of software costs to the expensing of such costs. Nimble capitalized its software development costs while the Company expenses them in accordance with FASB Statement No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed”. The effect of this change to the Nimble pro forma condensed consolidated statement of operations for the year ended December 31, 2005 is an increase in operating expenses of $200,742.

(4)
To reflect the adoption of FASB Statement No. 123(R), “Share-Based Payment”, effective January 1, 2005. The effect of this change to the Nimble pro forma condensed consolidated statement of operations for the year ended December 31, 2005 is an increase in operating expenses of $29,486.

(5)
To reflect additional interest expense related to warrants issued with loans. The effect of this change to the Nimble pro forma condensed consolidated statement of operations at December 31, 2005 is an increase in interest expense of $1,004,882.

PURE VANILLA EXCHANGE, INC. PRO FORMA ADJUSTMENTS

A.  To reflect the elimination of inter-company accounts receivable, accounts payable, revenues and operating expenses, including $500,000 of software licensing fees.